Exhibit 99.1

INOVALON COMPLETES ACQUISITION OF CREEHAN & COMPANY

Inovalon strategically expands into specialty pharmacy healthcare

BOWIE, Md. — October 03, 2016 — Inovalon (NASDAQ: INOV), a leading technology company providing advanced, cloud-based analytics and data-driven intervention platforms to the healthcare industry, today announced that, effective October 1, 2016, it completed its previously announced acquisition of Creehan Holding Co., Inc., the parent company of Creehan & Company, the leading independent provider of specialty pharmacy and specialty medications management software-as-a-service (SaaS) platforms. All customary closing conditions have been satisfied and antitrust clearance has been received.

The acquisition of Creehan & Company adds the industry’s most widely used specialty pharmacy SaaS capabilities to Inovalon’s expanding healthcare technology platform. Focused on higher cost and complexity segments of pharmacological care, specialty pharmacy has become increasingly important to payors, pharmaceutical companies, and patients alike. This is reflected in industry estimates that the U.S. specialty pharmacy market will grow from approximately $178 billion in 2015 to an estimated $282 billion by 2020(1). The leveraging of Inovalon’s technology infrastructure, healthcare market interconnectivity, large-scale datasets, and advanced analytics, will enable even greater collaborative advancement of capabilities, scaling, and differentiation for this industry-leading SaaS platform. As specialty pharmacy is a critical, high impact piece of the healthcare ecosystem, the ability to apply data-driven insights to the achievement of improved quality and financial performance within this market segment further empowers Inovalon’s vision to be the global leader of data-driven healthcare solutions.

[1] Barclay’s U.S. Health Care Distribution & Technology, Specialty Market Model 2016 Update, January 2016.

Supplemental Information

For more information regarding Inovalon’s acquisition of Creehan & Company, a transaction brief has been posted on the investors section of Inovalon’s website located at investors.inovalon.com.

About Creehan & Company

Creehan & Company is the healthcare technology industry’s leading third-party provider of SaaS and on-premise enterprise-wide software application platforms and implementation services for standalone specialty pharmacies and other industry players such as PBM’s drug manufacturers and distributors that operate in the specialty pharmacy market space.  Built upon more than a decade of client collaboration, Creehan & Company proudly partners with  leading industry health plans, pharmacy benefits management (PBM), retail and specialty pharmacy, and pharmaceutical companies to provide a comprehensive enterprise platform supporting the

Inovalon / Creehan Close Press Release

October 3, 2016

complete array of specially pharmacy operational, clinical, financial, and regulatory needs from referral, order, and care management, to contract administration, inventory management, fulfillment, and pharma data management. To learn more about the capabilities and the team behind Creehan & Company, please visit www.creehan.com and www.scriptmed.com.

About Inovalon

Inovalon is a leading technology company that combines advanced, cloud-based data analytics, and data-driven intervention platforms, to achieve meaningful insight and impact in clinical and quality outcomes, utilization, and financial performance across the healthcare landscape. Inovalon’s unique achievement of value is delivered through the effective progression of Turning Data into Insight, and Insight into Action®. Large proprietary datasets, advanced integration technologies, sophisticated predictive analytics, data-driven intervention platforms, and deep subject matter expertise deliver a seamless, end-to-end capability that brings the benefits of big data and large-scale analytics to the point of care. Driven by data, Inovalon uniquely identifies gaps in care, quality, data integrity, and financial performance — while bringing to bear the unique capabilities to resolve them. Providing technology that supports hundreds of healthcare organizations in 98.4% of U.S. counties and Puerto Rico, Inovalon’s cloud-based analytical and data-driven intervention platforms are informed by data pertaining to more than 804,000 physicians, 306,000 clinical facilities, and more than 137 million Americans. Through these capabilities, and those of its subsidiary Avalere Health, Inc., which offers data-driven advisory services and business intelligence to more than 200 pharmaceutical and life sciences enterprises, Inovalon is able to drive high-value impact, improving quality and economics for health plans, ACOs, hospitals, physicians, consumers and pharma/life-sciences researchers. For more information, visit www.inovalon.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding future results of operations and financial position, including the impact of the Creehan & Company acquisition on our future results, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, strategies and business plans and expectations regarding future results.  Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Contacts:

Kim Collins

Phone: 301-809-4000 x1473

kcollins@inovalon.com

George Price (Investors)

Phone: 301-809-4000 x1190

gprice@inovalon.com